Exhibit 99.1

 Investor PresentationFirst Quarter 2016  Company OverviewNYSE: ADS

NYSE: ADS | 2016 2

AllianceData

- End-to-end, data-driven marketing solutions
- Wrapped inside a 17,000 person services organization

Platforms: Loyalty, Card & Coalition

LoyaltyOne
AllianceData Card Services
EPSILON
brandloyalty
CONVERSANT The power of personal.
dotz

Data

1st Party Transactional / SKU Data | Offline & Online

Segmentation & Insights

Personalized Marketing Campaigns

Omni-Channel Distribution

Mobile | Email | Direct Mail | Video | POS | Social | In store | Display

AllianceData | AllianceData Card Services | EPSILON | LoyaltyOne

©2016 ADS Alliance Data Systems, Inc.
Confidential and Proprietary

 Past – Present – Future    Pre-Recession  Great Recession    Recovery                US$ billions, except per-share amounts  2007  2008  2009  2010  2011  2012  2013  2014  2015  2016E  CAGR  Revenue  $2.0  $2.0  $2.0  $2.8  $3.2  $3.6  $4.3  $5.3  $6.4  $7.1  15%  Adjusted EBITDA, net*  $0.6  $0.6  $0.6  $0.6  $0.8  $1.0  $1.2  $1.4  $1.7  $1.9  14%  Core EPS  $3.88  $4.42  $5.16  $5.86  $7.63  $8.71  $10.01  $12.56  $15.05  $16.80  18%    Great Recession: We GrewEpsilon & LoyaltyOne were approximately 50 percent of ADS revenue (similar to today)Epsilon & LoyaltyOne revenue grew at a 6 percent CAGR during ‘Great Recession’Card Services generated over 600bps pre-tax ROA at the bottomContinued strong free cash flowBought back over 30 percent of ADS shares at an average price of about $50  Note: 2016E uses spot rates of 0.72 CDN/USD and 1.12 EUR/USD.  * Net of portfolio funding costs and non-controlling interest in BrandLoyalty.

NYSE: ADS | 2016 4

2016 Game Plan

Epsilon and LoyaltyOne:

- Approximately 50 percent of ADS revenue
- Combined, these businesses tend to have steady growth rates regardless of macro-economy
- Overall, mid to high-single-digit revenue and adjusted EBITDA growth

Card Services:

- Card receivables growth of 5x market with very solid pipeline
- Strong profitability (ROA 2-3x market)
- Loss rates trending to 5.0 percent in 2016 and 5.5 percent in 2017

FX:

- Headwinds to core EPS decreasing to 20 - 25 cents in 2016 from 46 cents in 2015

Free Cash Flow:

- Support ongoing growth
- Increase buyback to $1 billion and put M&A on 'back-burner'
- Maintain prudent leverage ratio of approximately 3.0x

Guidance:

- $7.1 billion in revenues, +10 percent, $16.80 core EPS, +11 percent at FX spot rates
- $7.2 billion in revenues, + 12 percent, $17.00 core EPS, +13 percent using the same exchange rates as 2015 (constant currency)

AllianceData. AllianceData. EPSILON LoyaltyOne
©2016 ADS Alliance Data Systems, Inc.
Confidential and Proprietary

NYSE: ADS | 2016 5

Longer-Term

- ADS has both cyclical & non-cyclical businesses
- Epsilon and LoyaltyOne
  - Expect continued growth through any economic downturn
- Card Services
  - Can absorb 50bps annual increases in loss rates and still grow earnings
- Free Cash Flow
  - $800 million to $1 billion of annual free cash flow, which can be allocated to buybacks
- Looking for $20 to $21 in core EPS in 2018
- 'Dusting off' the 2008-09 Great Recession playbook
  - We grew then, we can grow now
  - It is our best share repurchase opportunity since 2009 (ADS stock < intrinsic value)

©2016 ADS Alliance Data Systems, Inc.
Confidential and Proprietary

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expected operational and financial performance and anticipated future foreign exchange rates, credit card loss rates and macro-economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this presentation, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.  Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.  Forward Looking Statements

 Financial Measures  In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, the Company may present financial measures that are non-GAAP measures, such as constant currency financial measures, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA, net of funding costs and non-controlling interest, core earnings and core earnings per diluted share (core EPS). The Company believes that these non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP financial measures are available in the accompanying schedules and on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. Core earnings and core earnings per diluted share represent performance measures and are not intended to represent liquidity measures. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in other various agreements or public filings.